Exhibit 99.3

Cautionary Statement This presentation includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of our executive officers, the words or phrases like “expects,” “anticipates,” “believes, “ “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of our SEC filings, as listed below. In making these statements, Humana is not undertaking to address or update these statements in future filings or communications regarding its business or results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur. There also may be other risks that we are unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements. Humana advises investors to read the following documents as filed by the company with the SEC: – Form 10-K for the year ended December 31, 2017; – Form 10-Q for the quarter ended March 31, 2018, June 30, 2018, September 30, 2018; and – Form 8-Ks filed during 2018 and 2019 Investors are also advised to read Humana’s 4Q18 earnings press release dated February 6, 2019 which is available via the Investor Relations page of Humana’s web site, humana.com. 1

Non-GAAP Financial Measures This slide presentation includes financial measures which are not in accordance with Generally Accepted Accounting Principles (GAAP). Humana has included these non-GAAP financial measures since management believes these measures, when presented in conjunction with the comparable GAAP measure, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP financial measures as an indicator of business performance, as well as for operational planning and decision-making purposes. These non-GAAP measures should be considered in addition to, but not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP. Refer to slide 3 within this deck for a reconciliation of Adjusted (non-GAAP) measures to GAAP. 2

2 Diluted Earnings per Common Share (EPS) – 2018 Adjusted to 2019E Adjusted Retail $1.34 ($0.20) Group & Specialty Healthcare Services $0.31 ($0.59) Other Tax Items $1.51 $17.25 EPS $14.55 EPS 1 2 Share Repurchase $0.33 2018 Adjusted 1. Amount represents the year over year change in Segment Earnings (or Adjusted EBITDA for Healthcare Services, including the impact of our 40% interest in Kindred at Home), tax effected at our marginal tax rate of slightly above 23.5% and utilizing the average 2018 share count 2. Primarily interest expense and Healthcare Services EBITDA to Pre-Tax adjustments for both Humana and the company’s 40% interest in Kindred at Home. 3. Includes the impact of the $750M Accelerated Share Repurchase (ASR) executed in November 2018 4. Includes the tax impact of the 2019 HIF moratorium of $1.79 EPS, less certain other tax related adjustments. 5. Amount represents the midpoint of the 2019E Adjusted EPS guidance range 2019E Adjusted 1 1 3 4 5 3

Reconciliations of GAAP to non-GAAP financial measures Diluted earnings per common share (EPS) 2018 2019E Generally Accepted Accounting Principles (GAAP) $12.16 ~$16.60 to $17.10 Adjustments (described below) 2.39 ~0.40 Adjusted (non-GAAP) $14.55 ~$17.00 – $17.50 2019E Adjusted results exclude the following operating (income) losses or expenses: • ~$0.40 per diluted common share of amortization expense associated with identifiable intangibles. 2018 Adjusted results exclude the following operating (income) losses or expenses: • Loss of approximately $786 million pretax, or $2.41 per diluted common share, associated with the company’s sale of its wholly-owned subsidiary, KMG. • Put/call valuation adjustments of approximately $33 million, or $0.18 per diluted common share, associated with Humana’s 40% minority interest in Kindred at Home. • Amortization expense for identifiable intangibles of approximately $90 million pretax, or $0.49 per diluted common share. • Segment earnings of approximately $74 million, or $0.41 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. • Adjustment of $0.28 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law.    3 4